Exhibit 99.1

AppTech Corp. Announces Launch on M-Vest

CARLSBAD, Calif., December 3, 2020 – AppTech Corp. (“AppTech”) (OTC: APCX), a fintech company, today announced that it has made available an updated corporate presentation and business summary overview on M-Vest.com. The Company plans to provide regular updates through this website, which shall have also been disseminated publicly through other means. Please visit www.m-vest.com/insights/spotlight/apptech-corp to access the M-Vest platform and www.apptechcorp.com for more information regarding AppTech Corp.

The presentations that the Company publishes via the M-Vest platform shall not constitute an offer to sell or a solicitation of an offer to buy any securities.

About Maxim Group LLC and M-Vest:

M-Vest, is an online investment bank and digital community built for issuers, investors, and thought leaders to share information and access investment opportunities. M Vest LLC hosted company profiles and other materials including web content, are based on data obtained from sources M-Vest believes to be reliable but are not guaranteed as to accuracy and are not purported to be complete. As such, the information should not be construed as advice designed to meet the particular investment needs of any investor. Any opinions expressed in M-Vest hosted company profiles, or other materials and presentations are subject to change. M-Vest and its affiliates may own shares of securities or options of the issuers mentioned on the M-Vest website. In the purview of Section 17(b) of the Securities Act of 1933 and in the interest of full disclosure, M-Vest calls the reader's attention to the fact that M Vest is retained by certain clients to increase investor awareness.

Maxim Group, a sister company to M-Vest LLC, is a full-service investment banking, securities and wealth management firm. Maxim Group received compensation for investment banking services from AppTech. Maxim Group may receive or intends to seek compensation for investment banking services from AppTech in the next 12 months.

About AppTech (OTC: APCX)

AppTech Corp. is a FinTech company providing electronic payment processing technologies and merchant services. This includes credit card processing, Automated Clearing House (“ACH”) processing, gift and loyalty cards and e-commerce. The Company expanded its core services to include global Short Messaging Service (“SMS”) patented text messaging and secure mobile payments. The patented two-way text chat platform enables secure SMS services including mobile payments, notifications, authentication, marketing, information queries and reporting. Other services include digital marketing, lead generation, mobile app development, and intellectual property rights development.

Forward Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding anticipated third quarter results. Forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect AppTech Corp. current expectations and speak only as of the date of this release. Actual results may differ materially from AppTech Corp. current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the "Risk Factors" section of AppTech Corp.’s annual reports filed on Form 10-K with the Securities and Exchange Commission. Except as required by law, AppTech Corp. does not undertake any responsibility to revise or update any forward-looking statements.

Contacts:

AppTech Investor Relations

ir@apptechcorp.com

(760) 707-5955

James S. Painter III
Emerging Markets Consulting, LLC
jamespainter@emergingmarketsllc.com

(321) 206-6682